Exhibit (h)(2)

SCHEDULE A

to the

ETF Master Services Agreement between

Exchange Listed Funds Trust

and

Ultimus Fund Solutions, LLC

dated December 5, 2023

Fund Portfolio(s)

Exchange Traded Concepts, LLC advised Fund(s)

subadvised by II Technology, LLC

Armor Core Risk-Managed ETF

Exchange Traded Concepts, LLC advised Fund(s)

subadvised by Bancreek Capital Advisors, LLC

Bancreek U.S. Large Cap ETF

Bancreek International Large Cap ETF

Bancreek Global Select ETF

Exchange Traded Concepts, LLC advised Fund(s)

subadvised by Bancreek Capital Strategies, LLC

Billionaires Club ETF

Exchange Traded Concepts, LLC advised Fund(s)

subadvised by Cabana Asset Management

Cabana Target Drawdown 10 ETF

Cabana Target Beta ETF

Cabana Target Leading Sector Moderate ETF

Exchange Traded Concepts, LLC advised Fund(s)

subadvised by Long Pond Capital, LP

Long Pond Real Estate Select ETF

Exchange Traded Concepts, LLC advised Fund(s)

subadvised by Saba Capital Management, L.P.

Saba Closed-End Funds ETF

Exchange Traded Concepts, LLC advised Fund(s)
subadvised by Viking Fund Management, LLC
Integrity Dividend Harvest ETF

Exchange Traded Concepts, LLC advised Fund(s)
subadvised by WallStreetX ETFs, Inc.

xETFs NVDA Daily Income ETF
xETFs MSTR Daily Income ETF
xETFs BMNR Daily Income ETF
xETFs HOOD Daily Income ETF
xETFs PLTR Daily Income ETF
xETFs TSLA Daily Income ETF
xETFs COIN Daily Income ETF

Exchange Traded Concepts, LLC advised Fund(s)
Climate Global – Climate Resilient REIT Index ETF
QRAFT AI-Enhanced U.S. Large Cap Momentum ETF
QRAFT AI-Enhanced U.S. Large Cap ETF

LG QRAFT AI-Powered US Large Cap Core ETF
Stratified LargeCap Index ETF

Stratified LargeCap Hedged ETF

PurePlay Nvidia Ecosystem Picks & Shovels Index ETF

Exchange Traded Concepts, LLC advised “PLUS” Branded Fund(s)

PLUS Korea Defense Industry Index ETF
PLUS Korea Manufacturing Core Alliance Index ETF

Signatures are located on the next page.

Schedule A to
Ultimus ETF Master Services Agreement	A-2

The parties duly executed this Schedule A as of April 27, 2026.

Exchange Listed Funds Trust		Ultimus Fund Solutions, LLC

By:	/s/ Richard Malinowski	By:	/s/ Gary Tenkman
Name:	Richard Malinowski	Name:	Gary Tenkman
Title:	President	Title:	Chief Executive Officer

Schedule A to
Ultimus ETF Master Services Agreement	A-3